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                                                                    EXHIBIT 23.2



                          [MOORE STEPHENS LETTERHEAD]


Our Reference: 86/25725                                Date: 19th February 1998


Flextronics International Limited,
2241 Lundy Avenue,
San Jose
CA 95131
USA.



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ MOORE STEPHENS
------------------
Moore Stephens